Exhibit 99.2
Our job is to be the best

This presentation contains "forward-looking statements" within the meaning of the federal securities laws. These statements reflect management's current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward- looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; changes in interest rates; demand for new housing; accuracy of accounting assumptions related to impaired assets, pension and postretirement costs, and contingency reserves; competitive actions by other companies; changes in laws or regulations; our ability to execute certain strategic and business improvement initiatives; the accuracy of certain judgments and estimates concerning the integration of acquired operations; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this presentation to reflect the occurrence of events after the date of this presentation. This presentation includes non-GAAP financial measures. The required reconciliations to GAAP financial measures are included on our website, www.templeinland.com.

Third Quarter 2008 Consolidated Results Net income (loss) per share Special items Net income (loss) per share excluding special items Q3 2008 Overview Hurricanes Gustav and Ike Weakening economy Q3 2008 Q3 2007 Q2 2008 $ 0.03 $ 0.33 $ 0.07 (0.06) (0.16) 0.00 $ (0.03) $ 0.17 $ 0.07

Corrugated Packaging Segment ($ in Millions) Q3 2008 Q3 2007 Q2 2008 Revenues $ 797 $ 748 $ 798 Costs and expenses (747) (678) (746) Segment operating income $ 50 $ 70 $ 52 Purchase of 50% interest in PBL Hurricanes Gustav and Ike downtime of 38,000 tons and additional expenses (approximately $13 million)

Key Input Cost Changes Q3 2008 vs. Q3 2007 Q3 2008 vs. Q2 2008 Virgin Fiber OCC Energy Chemicals Freight Input cost changes include the addition of the PBL mill in third quarter 2008. Millions of Dollars

Corrugated Packaging Segment TIN Average Box Price * Sequential Change in Average Box Prices (per ton) * Average box price realization includes the impact of mix of business 2008 2007 Q3 Q4 Q1 Q2 Q3 Oct MTD $(6) $33 $2 $(8) $16 $27

Corrugated Packaging Segment Temple-Inland Industry Box Shipments Source: Fibre Box Association Year Over Year % Change in Volume- Avg. Week Quarterly Q3 Q4 Q1 Q2 Q3 2008 2007

Corrugated Packaging Segment 4th Quarter 2008 Outlook Box price increase realization Current input costs Box plant transformation Scheduled maintenance downtime Slowing box shipments

Building Products Segment ($ in Millions) Q3 2008 Q3 2007 Q2 2008 Revenues $ 179 $ 195 $ 193 Costs and expenses (185) (199) (192) Segment operating income (loss) $(6) $(4) $ 1 Hurricanes Gustav and Ike downtime and additional expenses (approximately $1 million) Severance expense of $1 million

Lumber Building Products Segment Price 2008 2007 Q3 Q4 Q1 Q2 Q3 Sequential Change in Average Price (mbf) $50 $40 $30 $20 $10 $0 $(10) $(20) $(30) $(40) $1 $46 $(29) $(7) Lumber Volume (mbf) Volume $9 2008 2007 Q3 Q4 Q1 Q2 Q3

Gypsum Volume Building Products Segment 2008 2007 Q3 Q4 Q1 Q2 Q3 Gypsum Volume (mmsf) Price 2008 2007 Q3 Q4 Q1 Q2 Q3 Sequential Change in Average Price (mmsf) $30 $20 $10 $0 $(10) $(20) $(30) $(6) $(21) $(14) $2 $9

Price Particleboard Volume Building Products Segment 2008 2007 Q3 Q4 Q1 Q2 Q3 2008 2007 Q3 Q4 Q1 Q2 Q3 Particleboard Volume (mmsf) Sequential Change in Average Price (mmsf) $20 $15 $10 $5 $0 $(5) $(10) $(15) $8 $(4) $(12) $9 $18

Building Products Segment 4th Quarter 2008 Outlook Match production to demand Focus on cost

Income related items - General and administrative expenses YTD down 16MM or 21% vs. year ago - Annual effective tax rate for 2008 increased to 89% Balance sheet related items - Net debt up $113MM from 2Q-end including purchase of our partner's 50% interest in PBL ($62MM) and refinancing of PBL's existing debt ($54MM) Liquidity Profile - Cash generation - cash provided by operations (excluding working capital) $66MM in 3Q and $142MM YTD - Term debt maturities - no significant maturities until 2012 - Committed credit facilities - $716MM of unused borrowing capacity Financial Highlights

Third Quarter End Debt Structure Total Debt $1,193 Borrowings Under Committed Credit Facilities $351 Term Debt $842 ($ in Millions)

Third Quarter End Term Debt Maturity Profile 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 32 1 4 292 5 249 248 11 30.6 38.6 34.6 31.6 45.9 46.9 45 43.9 ($ in Millions)

Third Quarter End Committed Credit Facilities ($ in Millions) Accounts Receivable Securitization Facility Committed Credit Agreements Total Committed Less: $250 $835 $1,085 Borrowings Letters of credit (230) - (121) (18) (351) (18) Unused borrowing capacity $ 20 $696 $ 716 Facility Maturities: 2010 2010 (35 mil) 2011 (800 mil) Covenants (as specifically defined): Debt/total capital Interest coverage 70% Max 3.0 x Min 70% Max 3.0 x Min

Our job is to be the best